SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AAR Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, OCTOBER 8, 2003

To the Stockholders of AAR CORP.:

The Annual Meeting of Stockholders of AAR CORP. for the year 2003 will be held at AAR CORP.’s headquarters, One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 8, 2003, at 10:00 A.M. (Chicago time). At the meeting, stockholders will act on the following matters:

1.                To elect three Class I directors to serve until the 2006 Annual Meeting of Stockholders; and

2.                To transact any other business that may properly come before the 2003 Annual Meeting.

By Order of the Board of Directors

HOWARD A. PULSIFER
Secretary

August 27, 2003

YOUR VOTE IS IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

i

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
October 8, 2003

I. SOLICITATION

This Proxy Statement and the enclosed proxy card were mailed to stockholders on or about August 27, 2003, in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2003 Annual Meeting (“Annual Meeting”).

If you are a stockholder of record (i.e., you hold your shares in your own name other than through a broker, bank or other nominee), you are encouraged to submit your proxy vote either by telephone or the Internet. This will eliminate the need to sign, date and return your proxy card. To submit your proxy by telephone or the Internet you will be required to enter the control number assigned to you and imprinted on your proxy card accompanying this Proxy Statement. The vote by telephone and vote by Internet can be accessed 24 hours a day, seven days a week until the day prior to the Annual Meeting.

•       To submit your proxy vote by telephone:

  using a touch-tone phone, call 1-877-PRX-VOTE (1-877-779-8683) toll-free and follow the voice prompts

•       To submit your proxy vote by internet:

  Log onto internet website at http://www.eproxyvote.com/air and enter your voter control number on your proxy card and mark the appropriate boxes to enter voting instructions

If you are a street-name stockholder (i.e., you hold your shares through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee describing how you may vote your shares.

You may change your vote at any time before your proxy is exercised, but only by voting in person at the Annual Meeting, submitting another proxy by telephone, the Internet, or delivering a later dated, signed proxy to the Secretary of the Company.

Proxies will be voted in accordance with instructions on the proxy. If no instructions are specified, the named proxy holders will vote FOR the election of the nominees for Class I director designated by the Board and upon any other matter that may properly come before the Annual Meeting in their discretion and best judgment. The Board may nominate another person if any nominee becomes unavailable for election for any reason prior to the Annual Meeting vote. In that event, the named proxy holders will vote for that other person.

The cost of the solicitation of proxies will be paid by the Company. The Company has engaged D. F. King & Co., 77 Water Street, New York, New York, to aid in the solicitation of proxies at a total estimated cost of $8,000, plus reasonable out-of-pocket expenses. D. F. King & Co. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies.

II. RECORD DATE AND VOTING AT THE ANNUAL MEETING

Stockholders owning common stock of the Company (“Common Stock”) outstanding at the close of business on the record date, August 13, 2003, may vote at the Annual Meeting. On that date, 31,849,811 shares of Common Stock were outstanding. Stockholders will have one vote on each matter to be voted on for each share held on the record date. Shares cannot be voted unless the owner is present at the Annual Meeting in person or by proxy. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions and broker non-votes will be disregarded for purposes of determining whether a matter has been approved, because they are not considered votes cast. It is not anticipated that there will be any broker non-votes on the election of directors since brokers will have discretion to vote on this proposal.

III. CORPORATE GOVERNANCE INFORMATION

Information about the Company’s corporate governance practices and Board Committee charters is available on the Company’s web site (www.aarcorp.com) by clicking on the section titled “Investor Relations” and subsection “Corporate Governance.”  The display includes the Company’s:

•       Corporate Governance Guidelines

•       Code of Business Ethics and Conduct

•       Audit Committee Charter

•       Compensation Committee Charter

•       Nomination and Governance Committee Charter

•       Executive Committee Charter

The Company’s Code of Business Ethics and Conduct adopted by the Board of Directors applies to employees and directors of the Company, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer and Controller.

Information concerning insider transactions in the Company’s securities (SEC Section 16a Forms 3, 4 and 5) is also available on the Company’s web site by clicking on “Investor Relations” and “Insider Trading” (to view actual Forms 3, 4 or 5, click on the Insider Trading link to the SEC filings).

The Company maintains an Ethics Assist Line through a third-party provider to receive confidential or anonymous complaints, information, suggestions or recommendations, anonymously or otherwise, concerning the Company, its officers, directors and employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements.

The Ethics Assist Line is toll-free and permits callers, at their election, to identify themselves or remain anonymous. The Ethics Assist Line can be accessed by dialing 1-800-418-6423 (x227) or via e-mail to “confide2sv@securityvoice.com.”

IV. BOARD OF DIRECTORS

The Restated Certificate of Incorporation and By-Laws of the Company provide that the Board shall consist of between three and fifteen directors. The exact number of directors is set from time to time by the Board. The number of directors is presently set at eight. The members of the Board are divided into three classes:  Class I (three directors), Class II (two directors) and Class III (three directors).  One class is elected each year for a three-year term.

During the fiscal year ended May 31, 2003 (“Fiscal 2003”), the Board held five meetings. All of the incumbent directors attended 100% of the aggregate meetings of the Board and of the committees on which they served during Fiscal 2003, except one director was unable to attend one of the five Audit Committee meetings due to illness.

RETIRED DIRECTORS

Edgar D. Jannotta retired from the Board effective November 30, 2002, and Howard B. Bernick retired from the Board effective December 18, 2002. Mr. Jannotta served as a director for 38 years and Mr. Bernick served for 8 years. The Board, on behalf of the Company and its stockholders, expresses its utmost appreciation to each of them for their years of dedicated service as a director.

BOARD COMMITTEES

The Board has an Audit Committee, a Compensation Committee, a Nomination and Governance Committee, and an Executive Committee.

Audit Committee

The Audit Committee is comprised entirely of independent directors (as defined by applicable Securities and Exchange Commission (“SEC”) regulations and New York Stock Exchange (“NYSE”) rules). Its members are A. Robert Abboud (Chairman), James G. Brocksmith, Jr., James E. Goodwin, and Joel D. Spungin. The Board of Directors has determined that more than one member of the Audit Committee is a financial expert, including Mr. Abboud. The Audit Committee acts pursuant to its written charter adopted by the Board of Directors. The charter was reviewed by the Audit Committee at its March, 2003 meeting and amended by the Board of Directors upon Audit Committee recommendation, to clarify the Audit Committee’s role and responsibilities and incorporate other new requirements under the Sarbanes-Oxley Act of 2002, and related final and proposed SEC regulations and NYSE rules (a copy of the Audit Committee charter, as revised, is attached to this proxy statement as Appendix 1). The Audit Committee performs the functions described in its charter and, among other things, approves and engages the independent auditors who audit the Company’s consolidated financial statements, pre-approves all non-audit/audit related services furnished by the independent auditors, maintains communication between the Board and its independent auditors, monitors performance of the independent auditors, has oversight of and reviews the Company’s financial reporting process and practices, has oversight of and reviews the adequacy of financial accounting controls, disclosure controls and the organization and performance of the Company’s internal systems of audit, reviews the scope and results of audits, and meets with the independent auditors and internal auditors without members of management present. The Audit Committee held five meetings during Fiscal 2003.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors (as defined by NYSE rules). Its members are James G. Brocksmith, Jr. (Chairman), A. Robert Abboud, Ronald R. Fogleman, and Joel D. Spungin. The Compensation Committee performs the functions described in its written charter and, among other things, reviews and approves compensation policies and practices for all elected corporate officers, fixes the compensation of the President and Chief

Executive Officer, evaluates the Chief Executive Officer’s performance, and administers the Chief Executive Officer’s long-term incentive program, the annual incentive compensation programs for other officers, and the AAR CORP. Stock Benefit Plan. The Compensation Committee held three meetings during Fiscal 2003.

Nomination and Governance Committee

The Nomination and Governance Committee is comprised entirely of independent directors (as defined by NYSE rules). Its members are James E. Goodwin (Chairman), Ronald R. Fogleman and Marc J. Walfish. The Nomination and Governance Committee is responsible for both nominating and governance functions as described in its charter. Among other things, it oversees the composition, structure and evaluation of the Board and its committees, develops and recommends corporate governance guidelines for Board approval, monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees. The Nomination and Governance Committee will consider director candidates recommended by stockholders. Stockholders may submit a recommendation to the Nomination and Governance Committee for consideration with respect to the Annual Meeting of Stockholders for the year 2004 by writing to the Secretary, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191. To be considered, recommendations must be received prior to April 11, 2004, must state the reasons for the recommendation and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, and any other qualifications. Recommendations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected. The Nomination and Governance Committee held one meeting during Fiscal 2003.

Executive Committee

The Executive Committee is comprised of Ira A. Eichner (Chairman), David P. Storch and A. Robert Abboud. Mr. Abboud is an independent director (as defined by NYSE rules). The Executive Committee acts pursuant to its written charter adopted by the Board of Directors and is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee’s charter, the Board, applicable law and the Company’s By-Laws. The Executive Committee held one meeting during Fiscal 2003.

DIRECTORS’ COMPENSATION

Each director who is not an officer or employee of the Company or any subsidiary (“Eligible Director”) receives an annual retainer of $35,000, a fee of $2,500 for attendance at each meeting of the Board or of any Board committee attended in person ($1,250 per meeting for telephonic Board and Committee meetings), plus reimbursement of expenses. The Chairman of the Board and each committee chairman receive an additional $5,000 annual retainer. Each Eligible Director may elect to defer receipt of the annual retainer and meeting fees pursuant to the Company’s Nonemployee Directors’ Deferred Compensation Plan (the “Plan”). Deferred retainer fees are converted into stock units equivalent to shares of Common Stock and deferred meeting fees are credited with interest quarterly based on the 10-year United States Treasury Bond rate. Distributions under the Plan occur upon termination of service on the Board and on the happening of certain other events as specified in the Plan.

In addition, each Eligible Director, upon being elected a director, receives term life insurance coverage of $200,000, and is eligible to receive discretionary stock option grants from time to time, as may be determined by the Board, of Common Stock under the AAR CORP. Stock Benefit Plan. It is anticipated that grants to directors will be made annually. Typically, such options expire ten years from the date of grant and become exercisable in 25% increments on each anniversary grant date at the closing New York Stock Exchange (“NYSE”) price on the date of grant. On July 21, 2003, each director was granted an option for 3,500 shares at an exercise price of $6.96 per share.

The AAR CORP. Directors’ Retirement Plan was terminated effective April 10, 2001. Any Eligible Director who was a director on the plan’s effective date of termination or a retired director then receiving benefits under the plan will continue to receive benefits pursuant to the terms of the plan as the plan was in effect and applicable to such participant on the earlier of the date of plan termination or date of retirement. Benefits are paid upon retirement from the Board on or after age 65 if such director has completed at least five years of service as a director. Benefits are paid quarterly in cash in an amount equal to 25% of the annual retainer payable to an active eligible director and are paid for a period equal to the total number of years of service as a director to a maximum of ten years or until death. Continuing liabilities under the AAR CORP. Directors’ Retirement Plan are unfunded. As of May 31, 2003, five former directors were receiving retirement benefits under the plan.

Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Walfish, a director of the Company, is a partner of William Blair & Company, L.L.C. (“William Blair”). William Blair, from time to time, has rendered investment banking services to the Company and received customary compensation for those services. William Blair last rendered services to the Company in Fiscal Year 2002. The Company may engage William Blair for additional services in the future.

Mr. Eichner, a director of the Company and Chairman of the Board, provided consulting services to the Company pursuant to a four year consulting agreement that expired on May 31, 2003 under which he received a quarterly consulting fee in the amount of $25,000. During Fiscal 2003, Mr. Eichner received $100,000 in consulting fees.

V. PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors is presently divided into three classes, each having three-year terms that expire in successive years. The Board of Directors has nominated three directors to be elected in Class I at the Annual Meeting, each to serve a three-year term expiring at the 2006 Annual Meeting or until the individual is succeeded by another qualified director who has been duly elected.

The nominees for Director in Class I this year are Joel D. Spungin, James G. Brocksmith, Jr. and David P. Storch.

Information about the nominees, and continuing directors whose terms expire in future years, is set forth in Section VI below beginning on page 6.

Each nominee is currently serving as a director of the Company. The Board expects all nominees to serve if elected as directors. If any of them should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as nominee. In such event, the proxy holders, in their discretion, will vote the shares for which they serve as proxy for another person nominated by the Board unless the Board reduces the number of directors to be elected. Under Delaware law and the Company’s By-Laws, the nominees for director who individually receive the greatest number of votes shall be elected directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR ALL NOMINEES

VI. INFORMATION ABOUT THE NOMINEES AND CONTINUING DIRECTORS

Information about the nominees and continuing directors whose terms expire in future years is set forth below:

Director Since
NOMINEES FOR TERMS EXPIRING IN 2006
Class I Directors whose terms expire at the 2003 Annual Meeting:
JAMES G. BROCKSMITH, JR., 62: Since 1996, an independent business consultant. From 1990 to 1996, Deputy Chairman, and Chief Operating Officer of KPMG Peat Marwick, where he retired after 31 years. Other directorships: Alberto-Culver Company; Nationwide Financial Services, Inc.; Sempra Energy; and Worthington Industries.	2001
JOEL D. SPUNGIN, 65: Since 1995, Managing Partner, DMS Enterprises, a consulting and management advisory partnership. From 1994 to 1999, Chairman Emeritus, and from 1988 to 1995, Chairman and Chief Executive Officer of United Stationers Inc. Other directorships: Home Products International, Inc.; and Vita Foods, Inc.	1992
DAVID P. STORCH, 50: Since 1996, President and Chief Executive Officer of AAR. From 1989 to 1996, President and Chief Operating Officer of AAR. From 1988 to 1989, Vice President of AAR. Mr. Storch is Mr. Eichner’s son-in-law.	1989
CONTINUING DIRECTORS:
Class II Directors whose terms expire at the 2004 Annual Meeting:
A. ROBERT ABBOUD, 74: Since 1984, President of A. Robert Abboud & Co., a private investment business.	1987
JAMES E. GOODWIN, 59: Since 2001, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Air Lines, Inc., where he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Air Lines, Inc. From 1992 to 1998, Senior Vice President of United Air Lines, Inc. Other directorships: Labe Bank, DBS Communications Inc.	2002
Class III Directors whose terms expire at the 2005 Annual Meeting:
IRA A. EICHNER, 72: Since 1973, Chairman of the Board of AAR. Mr. Eichner founded the Company in 1955 and was its Chief Executive Officer until October, 1996. From 1996 until his retirement as an active executive officer on May 31, 1999, he was executive Chairman of the Board and Founder of the Company. Mr. Eichner is Mr. Storch’s father-in-law.	1955
RONALD R. FOGLEMAN, 61: Since 1997, President and Chief Operating Officer of B Bar J Cattle Company and President and Chief Operating Officer of Durango Aerospace Incorporated, an international aviation consulting firm, and member of NASA Advisory Council and Defense Policy Board. From 1994 to 1997, General, Chief of Staff, Headquarters United States Air Force, Washington, D.C. Other directorships: ICN Pharmaceuticals Inc.; Mesa Air Group Inc.; and World Airways Inc.	2001
MARC J. WALFISH, 50: Founded William Blair Mezzanine Capital Partners in 1991. From 1978-1991, Prudential Capital Corporation, most recently as Senior Vice President.	2003

VII. SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of Common Stock beneficially owned, as of July 31, 2003, by (i) each current director and nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and/or investment power.

Security Ownership of Management

Name	Shares Beneficially Owned[1]		Percent of Shares Outstanding if greater than 1%
A. Robert Abboud	46,859
James G. Brocksmith, Jr.	5,000
James J. Clark	73,962
Ira A. Eichner	704,547	[2]	2.2
Ronald R. Fogleman	5,000
James E. Goodwin	4,500
Howard A. Pulsifer	125,647
Timothy J. Romenesko	171,667
Michael J. Sharp	29,142
Joel D. Spungin	26,129
David P. Storch	1,716,347	[3]	5.4
Marc J. Walfish	0
All directors and executive officers as a group	2,908,800	[1,2,3]	9.1

1                       Includes the following shares of the identified person that may be acquired within sixty days of July 31, 2003 through the exercise of stock options:  Mr. Brocksmith, 5,000 shares; Mr. Clark, 59,045 shares; Mr. Eichner, 240,964 shares; Mr. Fogleman, 5,000 shares; Mr. Goodwin, 2,500; Mr. Pulsifer, 77,720 shares; Mr. Romenesko, 110,442 shares; Mr. Sharp, 25,400 shares; and Mr. Storch, 1,400,254 shares; and all directors and officers as a group, 1,926,325 shares.

2                       Does not include 75,000 shares in which Mr. Eichner may be deemed to own a beneficial interest, but as to which Mr. Eichner disclaims beneficial ownership.

3                       Includes 25,686 shares beneficially owned by Mr. Storch’s wife (18,810 shares) and dependent children (6,876 shares), as to which Mr. Storch disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Name and Address of Stockholder	Shares Beneficially Owned		Percent of Shares Outstanding
Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	2,020,200	[1]	6.34
Putnam Investments One Post Office Square Boston, MA 02109	4,149,360	[2]	13.0
State Street Research & Management Company One Financial Center Boston, MA 02111-2690	2,506,200	[3]	7.87
The TCW Group, Inc. 865 Figueroa Street Los Angeles, CA 90017	2,907,450	[4]	9.1
Van Den Berg Management, Inc. 1301 Capital of Texas Highway Suite B228 Austin, TX 78746	4,732,577	[5]	14.85
Westport Asset Management, Inc. 253 Riverside Avenue Westport, CT06880	1,877,250	[6]	5.9

1          Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	2,020,200
(ii)	shared voting power:	0
(iii)	sole dispositive power:	2,020,200
(iv)	shared dispositive power:	0

2          Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	0
(ii)	shared voting power:	1,111,980
(iii)	sole dispositive power:	0
(iv)	shared dispositive power:	4,149,360

3          Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	2,506,200
(ii)	shared voting power:	0
(iii)	sole dispositive power:	2,506,200
(iv)	shared voting power:	0

4          Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	0
(ii)	shared voting power:	2,907,450
(iii)	sole dispositive power:	0
(iv)	shared dispositive power:	2,907,450

5          Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	65,145
(ii)	shared voting power:	4,667,432
(iii)	sole dispositive power:	65,145
(iv)	shared dispositive power:	4,667,432

6          Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	271,250
(ii)	shared voting power:	1,200,000
(iii)	sole dispositive power:	271,250
(iv)	shared dispositive power:	1,606,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Securities and Exchange Commission Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to its most recent fiscal year, no person who, at any time during the fiscal year, was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

VIII. EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

General

The Company’s executive compensation program is structured and administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of the four individuals listed below, all of whom have been determined by the Board of Directors to be independent directors of the Company within the meaning of applicable SEC regulations and NYSE listing company rules.

The executive compensation program is designed to enable the Company to attract, motivate and retain talented executives capable of achieving strategic business initiatives and to reward them for their achievement. It is designed to complement the Company’s short-term and long-term business objectives and to focus executives’ efforts on fulfilling these objectives. The program consists of three elements:  (i) base salaries which are generally set between the median and third quartile salary level of comparable positions in similar companies, adjusted up or down to reflect individual responsibilities, performance and other relevant factors; (ii) annual variable incentive opportunities paid in cash and stock based on individual contribution and performance; and (iii) long-term incentive opportunities, in the form of stock options and restricted stock awards.

Total compensation opportunities for each executive are intended to be competitive with those offered by other companies competing for talent in the Company’s employment market. In designing and administering the individual elements of the executive compensation program for each executive, the Compensation Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing base salary levels and performance criteria, evaluating performance and determining actual incentive payments. To ensure competitiveness and reasonableness of the Compensation Committee’s compensation decisions, independent compensation consulting firms are retained periodically to advise the Compensation Committee in connection with both the design and implementation of the various elements of the program and the level of individual executive participation. The Company uses competitive compensation analyses by independent consultants to ensure that the President and Chief Executive Officer’s and other executive officers’ base salaries and total compensation are at an appropriate competitive level relative to compensation for such positions at other companies in the relevant employment market. Generally, as an executive’s level of responsibility increases, a greater percentage of total compensation is based on performance, and the mix of total compensation shifts toward stock, thereby aligning the long-term interest of senior executives with those of stockholders.

Base Salaries

Base salary levels of all elected corporate officers, including the President and Chief Executive Officer, are reviewed annually by the Compensation Committee and may be adjusted depending upon the executive’s qualifications, responsibilities, assessed performance contribution, tenure in the Company and in the position held, and competitive salary considerations relative to similar positions at other companies competing for talent in the Company’s employment market. Effective October 1, 2001, as part of a Company-wide cost reduction effort following the terrorists attacks of September 11, 2001, and the resulting adverse impact on the aviation industry, the salaries of all elected officers of the Company were temporarily reduced by 5-10% based on salary level. The salary level for the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer were each temporarily reduced 10% effective October 1, 2001. Effective April 29, 2002, salary reductions were reinstated up to 5% of salary for all employees. The base salaries of the President and Chief Executive Officer and other executive officers named in the Summary Compensation Table were not changed in Fiscal 2003 and reflect the factors referred to above.

Annual Incentive Opportunities

The President and Chief Executive Officer has an annual performance-based incentive bonus opportunity of up to 150% of his base salary. Twenty percent of his incentive bonus is payable in restricted stock that vests ratably in equal amounts over a three year period. The percentage incentive bonus opportunity for other executive positions varies depending on their responsibility level.

In 2002, the Company’s stockholders approved the “AAR CORP. Section 162(m) Performance Based Annual Cash Bonus Program.”  Under that program, each fiscal year the Compensation Committee establishes specific annual cash bonus performance goals intended to meet the requirements of Section 162(m) of the Internal Revenue Code (“IRC”), for the President and Chief Executive Officer of the Company and certain other executive officers of the Company. These goals focus on two categories:  income and balance sheet management. The importance and weighting of these two categories is established each year by the Compensation Committee. Under the category of income, the goals include one or several of the following:  pre-tax income, earnings per share and net income. Under the category of balance sheet management, the goals include one or several of the following criteria:  shareholder equity, long-term debt to capital ratio, investment rating, debt coverage, cash flow and return on invested capital. The President and Chief Executive Officer is eligible to earn up to 100% of his base salary for meeting target goals and up to an additional 50% of base salary for exceeding target goals. Twenty percent of his incentive bonus is payable in restricted stock that vests ratably in equal amounts over a three year period. The percentage incentive bonus opportunity for other executive positions varies depending on their responsibility level. The amount actually earned depends on each participant’s position, bonus opportunity and actual performance versus the pre-established goals.

Long-Term Incentive Opportunities

The long-term incentive program consists of stock options and/or restricted stock awards granted under the AAR CORP. Stock Benefit Plan.

Stock option awards typically expire ten years from the date of grant or earlier upon termination of employment, become exercisable in equal increments over a period of three to five years on successive grant anniversary dates at the NYSE closing stock price on the date of grant or, in some instances, upon meeting certain share price performance criteria, and are accompanied by reload features. Typically, stock option grants vest in 20% increments ratably on the grant date anniversary over a five year period (Fiscal Year 2003 option grants had a dual vesting schedule that also provided an opportunity for accelerated vesting based on the Company’s rolling 20-day average New York Stock Exchange stock price appreciating above the grant price beyond certain specified threshold values on a sliding scale). Restrictions imposed on restricted stock awards vary and are designed, among other things, to encourage executives to stay with the Company and to maintain a focus on long-term objectives of the Company. Restricted stock grants vest over three to ten years, depending on the grant; restrictions on restricted stock used in lieu of cash to pay earned bonuses vests ratably over a three-year period. Typically, awards are subject to forfeiture if the employee terminates employment for any reason other than death, retirement or disability or the Company terminates employment for cause, during the award cycle. During the award cycle the participant receives dividends on the restricted shares and also has the right to vote the restricted shares.

In determining stock option and restricted stock awards, the Committee considers the recipient’s position and responsibilities in the Company, performance and contributions made during the preceding year, capabilities and potential for future contribution to the Company, the number of options and awards previously granted to the recipient and, for senior management, their progress toward achieving the Company’s guidelines for stock ownership by senior management.

The Board believes that Mr. Storch, as the President and Chief Executive Officer, should have the opportunity, based on performance, to become a significant stockholder and that the performance measures that govern his opportunities should be both economic and stockholder value related. Such measures should also be related to the Company’s industry and investor communities and reflect business objectives of the Company over the coming years.

Under a long-term incentive plan approved by the Board and approved by the stockholders with respect to performance restricted stock grants under this plan, commencing on June 1, 2001 and ending on May 31, 2005, Mr. Storch has the opportunity to receive annually under the AAR CORP. Stock Benefit Plan, at the discretion of the Compensation Committee, (i) options in an amount determined by a fraction, the numerator of which is equal to 1.25 times his then current base salary and the denominator of which is equal to the fair market value of the common stock on the date of grant divided by three, and (ii) performance restricted stock in amounts (a) up to .9375 times his then current base salary based on the Company’s average return on capital during the performance period as compared to the S&P 500 Composite average return on capital and (b) up to .9375 times his then current base salary based on the Company’s common stock share price performance during the period as compared to the common stock share price performance of the Company’s peer group as described in the Company ‘s Proxy Statement.

Mr. Storch and other named executive officers in the Summary Compensation Table below received the stock options and restricted stock awards reflected in the tables below. The number of shares covered by each grant reflects individual contributions and performance, as well as competitive industry practices, in the view of the Compensation Committee. The grant levels also continue the Board’s emphasis on executive stock ownership and further the Company’s objectives of tying incentive compensation to performance and aligning executive’s interests with the interests of the Company’s stockholders.

Chief Executive Officer Compensation

In Fiscal 2002, Mr. Storch’s annual base salary was temporarily reduced effective October 1, 2001, by 10%, or $69,628, as part of a Company-wide cost reduction effort following the events of September 11th. Effective May 2, 2002, the Company reinstated half of the salary reduction, or $34,814, as part of a Company-wide salary reinstatement action. Mr. Storch’s salary was unchanged in Fiscal 2003 and is presently $661,466. Mr. Storch received no Fiscal 2003 incentive bonus.

The tables which follow this report and accompanying footnotes and narrative reflect the decisions covered by the above discussion.

Federal Income Tax Considerations

IRC Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for the Chief Executive Officer or any of the four highest compensated executive officers. This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously and may in the future structure compensation arrangements that under certain circumstances may be subject to the deduction limit. None of the compensation paid by the Company in Fiscal 2003 was subject to the deduction limit.

Compensation Committee

James G. Brocksmith, Jr., Chairman
A. Robert Abboud
Ronald R. Fogleman
Joel D. Spungin

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid for Fiscal Years 2001 through 2003 to the President and the four other most highly paid executive officers in Fiscal 2003.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Award(s) ($)[1]	Securities Underlying Options (#)		All Other Compensation ($)[2]
DAVID P. STORCH PRESIDENT AND CHIEF EXECUTIVE OFFICER	2003 2002 2001	661,466 665,400 676,000	0 0 270,000	[3]	62,000 — —	0 0 0	280,000 175,743 668,040	[4]	89,100 101,200 139,000
TIMOTHY J. ROMENESKO VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	2003 2002 2001	300,600 293,700 300,000	0 0 90,000	[3]	— — —	0 0 100,781	24,000 26,140 40,000	[4]	14,700 17,600 34,600
HOWARD A. PULSIFER VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY	2003 2002 2001	261,100 255,600 260,000	0 0 65,000	[3]	— — —	0 0 40,313	18,000 24,119 27,000	[4]	35,800 37,400 44,000
JAMES J. CLARK GROUP VICE PRESIDENT—MAINTENANCE, REPAIR & OVERHAUL SERVICES	2003 2002 2001	251,100 245,700 241,800	0 0 152,820		— — —	0 0 67,188	30,000 15,000 20,000		7,100 7,200 8,200
MICHAEL J. SHARP VICE PRESIDENT, CONTROLLER AND CHIEF ACCOUNTING OFFICER	2003 2002 2001	171,300 169,300 170,000	0 0 34,000	[3]	— — —	0 0 26,875	6,000 7,500 10,000		8,100 9,400 14,400

1          On May 31, 2003, the following shares of restricted stock were held by each named executive: Mr. Storch, 3,041; Mr. Pulsifer, 12,247; Mr. Romenesko, 22,745; Mr. Clark, 11,800; and Mr. Sharp, 3,169.  The May 31, 2003 market value of each named executive’s restricted stock is as follows:  Mr. Storch, $13,685; Mr. Pulsifer, $55,112; Mr. Romenesko, $102,353; Mr. Clark, $53,100; and Mr. Sharp, $14,261.  Vesting of restricted stock awards for executive officers varies from three years for Mr. Storch to seven years for Fiscal Years 1999, 2000 and 2001 awards and ten years for Fiscal 1998 awards for other executive officers.  Dividends are paid on all shares of restricted stock.  In the event of a change in control of the Company as defined in the Plan, all restricted stock awards become vested immediately.

2          “All Other Compensation” includes the following:  (i) contributions to the Company’s 401(k) plan on behalf of each of the named executives as a Company match of 2003 pre-tax elective deferred employee contributions: Mr. Storch, $2,000; Mr. Pulsifer, $700; Mr. Romenesko, $800; Mr. Clark, $900; Mr. Sharp, $600; (ii) the premium paid on group term life insurance for Mr. Pulsifer, $4,400; Mr. Romenesko, $1,200; Mr. Clark, $500; Mr. Sharp, $400; and (iii) the value of the benefit of the remainder of the premium paid under the Company’s split dollar life insurance program in the following amounts:  Mr. Storch, $87,100; Mr. Pulsifer, $30,700; Mr. Romenesko, $12,700; Mr. Clark, $5,700; Mr. Sharp, $7,100.

3          Bonus compensation was paid to Mr. Storch 80% in cash and 20% in restricted stock, and to all others, 90% in cash and 10% in restricted stock, based on NYSE May 31 closing price each year.  The restricted stock vests over a three year period (one-third each grant anniversary date).  Dividends are paid on all shares of restricted stock.

4          Includes reload option shares (for Mr. Storch, 68,040; for Mr. Romenesko, 6,140; for Mr. Pulsifer, 9,119).

STOCK OPTIONS

Options generally become exercisable 20% each year over a five-year period. Unexercised options expire ten years after the date of grant (Fiscal Year 2003 option grants were subject to a dual vesting schedule that also provided an opportunity for accelerated vesting based on the Company’s rolling 20-day average New York Stock Exchange stock price appreciating above the grant price beyond certain specified values on a sliding scale). The stock option exercise price is equal to the fair market value (NYSE closing price) of a share of stock on the date of grant. The options have no value unless the stock price appreciates and the holder satisfies the applicable vesting requirements.

The following table shows certain information with respect to stock options granted in Fiscal 2003 to the named executive officers. It also shows how much the named executive officers potentially may realize under two hypothetical situations:  if the stock gains 5% or 10% in value per year compounded over the ten-year life of the options. These are assumed hypothetical rates of appreciation required to be shown by Securities Exchange Commission regulations as an example and are not a forecast of future stock price appreciation.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term of 10 Years
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
David P. Storch	280,000	29.68%	$8.59	7/9/2012	1,512,617	3,833,269
Timothy J. Romenesko	24,000	2.54%	8.59	7/9/2012	129,653	328,566
Howard A. Pulsifer	18,000	1.91%	8.59	7/9/2012	97,240	246,425
James J. Clark	30,000	3.18%	8.59	7/9/2012	162,066	410,707
Michael J. Sharp	6,000	.64%	8.59	7/9/2012	32,413	82,141

The following table shows that no stock options were exercised by named executive officers during Fiscal 2003. This table also shows the number of shares of Common Stock covered by both exercisable and non-exercisable stock options as of May 31, 2003, and the value of “in-the-money” unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)[1]
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David P. Storch	0	0	1,311,586	771,605	0	0
Timothy J. Romenesko	0	0	89,442	79,350	0	0
Howard A. Pulsifer	0	0	63,720	54,670	0	0
James J. Clark	0	0	44,495	60,850	0	0
Michael J. Sharp	0	0	19,500	21,750	0	0

1          Value of unexercised in-the-money options equals the fair market value of the Common Stock at May 31, 2003, less the exercise price, times the number of option shares outstanding.  The closing price of the Common Stock on the NYSE at May 31, 2003, was $4.50.

PENSION BENEFITS

Qualified Plan Benefits

The Company provides benefits to all domestic employees including the named executive officers under a qualified retirement program that includes defined benefits (The AAR CORP. Retirement Plan, a cash balance type plan) and 401(k)/profit sharing plan (The AAR CORP. Retirement Savings Plan). The defined benefits are based upon the present value of a participant’s benefit as of December 31, 1999 and a formula for benefits earned from and after January 1, 2000 which takes into consideration the participant’s age, years of credited service, a percentage of the participant’s compensation for the year and certain interest credits.  Compensation includes cash compensation shown as income on an employee’s Form W-2, reduced by certain items specified in the plans, plus elective pre-tax contributions under the AAR CORP. Retirement Savings Plan. Compensation for purposes of the qualified plans cannot exceed an annual compensation limitation of $200,000 as adjusted from time to time by the Commissioner of Internal Revenue in accordance with applicable provisions of the IRC.

The aggregate salary and bonus compensation shown for the named executive officers in the Summary Compensation Table above is the compensation currently included for purposes of determining benefits under qualified plans, subject to applicable IRC compensation limits for qualified plans. Profit sharing and 401(k) benefits are based on elective pre-tax contributions by employees with a Company match of up to 1 percentage point of the first 5 percentage points of elective pre-tax contributions to the plan, and a profit sharing contribution by the Company based on the individual employee’s elective pre-tax contributions and the economic performance of the individual employee’s operating unit. The Company has temporarily suspended its Company matching contribution. The Company’s profit sharing contribution can be up to 3% of cash compensation.

Non-Qualified Plan Benefits

The Company provides supplemental retirement benefits to certain executives and key employees under the Supplemental Key Employee Retirement Plan (“SKERP”).  All of the named executive officers are participants in the SKERP. The SKERP is designed to restore the approximate amount of benefits under the Company’s qualified retirement savings plan lost as a result of IRC limitations, including those limiting compensation for purposes of benefit calculations. The SKERP also provides for aggregate retirement benefits (including qualified plan benefits) at 60% and 50% of final average compensation (as defined in plan documents), respectively, for the President and Chief Executive Officer, and for certain other executive officers designated by the Board, including three of the named executive officers, reduced by certain items specified in plan documents. SKERP benefits are unfunded and Company contributions and Supplemental Retirement benefits payable by the Company are forfeited if the participant violates a covenant not to compete set forth in the plan document or if employment is terminated for cause (except that a forfeiture will not occur under certain circumstances in the event of a change in control as defined in the plan document).

Table of Pension Benefits

The following table shows the estimated aggregate annual benefits payable upon retirement at normal retirement age (65) and years of service for each of the named executive officers under the AAR CORP. Retirement Plan and SKERP.

Pension Benefit Table

Name	Projected Annual Benefit at Age 65	Years of Service to Date
David P. Storch	$411,694	24
Timothy J. Romenesko	$224,572	22
Howard A. Pulsifer	$176,131	16
James J. Clark	$85,766	20
Michael J. Sharp	$56,715	7

EMPLOYMENT AND OTHER AGREEMENTS

David P. Storch

The Company has an employment agreement with Mr. Storch designed to assure his continued services with the Company at a base compensation of $661,466 per year or such increased amount as the Board may determine. Mr. Storch’s term of employment is continuously extended so as to have a remaining term of three years, but shall expire upon death, disability, retirement or other termination of employment.

Mr. Storch’s employment agreement also includes:  confidentiality and non-compete provisions; participation in the Company’s benefit plans; a severance payment upon termination of employment by the Company for other than cause prior to a change in control of the Company equal to two times base salary then in effect; a severance payment equal to three times his average cash compensation (base salary plus cash bonus) for the last two fiscal years of employment upon termination of employment under certain circumstances in the event of a change in control of the Company; an incentive bonus opportunity of up to 150% of base salary subject to annual financial targets approved by the Compensation Committee (20% of any bonus is payable in three year restricted stock); an annual long-term incentive stock compensation plan consisting of (i) an annual option grant opportunity of an amount determined by a fraction, the numerator of which is equal to 1.25 times his base salary and the denominator of which is equal to the fair market value of the stock on the grant date divided by three, and (ii) Performance Restricted Stock in amounts (a) up to .9375 times his then current salary based on the Company’s average return on capital during the performance period as compared to the S&P 500 Composite average return on capital and (b) up to .9375 times his then current base salary based on the Company’s common stock share price performance during the period as compared to the common stock share price performance of the Company’s peer group as described in the Company’s Proxy Statement; a supplemental cash payment to the extent necessary to preserve the level of benefits provided for in the employment agreement in the event of imposition of excise taxes in respect of “excess parachute payments” under the IRC and, in the event of a change in control of the Company as defined in the employment agreement, accelerated vesting of awards outstanding under the Company’s Stock Benefit Plan and continuation of certain other benefits for a period of three years.

Other Agreements

The Company has entered into severance agreements with certain key employees, including the named executive officers other than Mr. Storch. The severance agreements are substantially identical, include confidentiality and non-compete covenants, and provide for payment of compensation and certain benefits in the event of termination of employment for other than cause, including a change in control of the Company as defined in the severance agreements. Severance equal to base salary plus any earned incentive cash bonus will be paid upon termination of employment by the Company for other than cause as defined in the severance agreements prior to a change in control of the Company. Under certain circumstances, upon termination of employment following a change in control, the employee will receive severance equal to from one to three times total compensation (base salary plus annual cash bonus) for the most recently ended fiscal year or the preceding fiscal year, whichever is greater, accelerated vesting of awards outstanding under the Company’s Stock Benefit Plan, special supplemental retirement benefits determined as if the employee had three additional years of service under the Company’s retirement plans, continuation of certain other benefits for a period of three years, and a supplemental cash payment to the extent necessary to preserve the level of benefits provided for in the severance agreement in the event of imposition on such employee of excise taxes payable in respect of “excess parachute payments” under the IRC.

The Company has also entered into split dollar life insurance agreements with certain key employees, including three of the named executive officers. Under the agreements, the Company will fund the annual insurance premiums for the policies subject to reimbursement from the cash value or death benefit proceeds of the policies.

IX. STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the five-year cumulative total stockholder return (including reinvestment of dividends) of the Company, the S&P 500 Index and the S&P 600 Aerospace/Defense Index.

AAR CORP.
Comparison of Cumulative Five Year Total Return1

1                       Assumes $100 invested on June 1, 1998, and reinvestment of dividends in the Company’s Common Stock, the S&P 500 Index and the S&P 600 Aerospace/Defense Index.

The S&P Index is comprised of domestic industry leaders in four major sectors:  Industrials, Financials, Utilities and Transportation, and serves as a broad indicator of the performance of the U.S. equity market. The S&P 600 Aerospace/Defense Index is comprised of smallcap companies engaged in aerospace/defense business activities presently including:  AAR CORP., Aeroflex, Inc., Alliant Techsystems, Inc., Armor Holdings, Inc., Cubic Corp., Curtiss-Wright Corp., DRS Technologies, EDO Corporation, Engineered Support Systems, Esterline Technologies Corp., GenCorp Inc., Invision Technologies Inc., Kaman Corp., Mercury Computer Systems Inc., Teledyne Technologies Inc., and Triumph Group, Inc. The Company’s prior year peer group index is comprised of Aeroflex, Inc., Alliant Techsystems, Inc., Armor Holdings, Inc., BE Aerospace, Curtiss-Wright Corp., DRS Technologies, EDO Corporation, Engineered Support Systems, GenCorp Inc., Kaman Corp., Mercury Computer Systems, Inc., and Triumph Group, Inc. Cubic Corp., Esterline Technologies Corp., Invision Technologies, Inc., and Teledyne Technologies Inc. were added to, and BE Aerospace was dropped from, the S&P 600 Defense/Aerospace index during Fiscal Year 2003.

X. AUDIT INFORMATION

Report of Audit Committee

The Audit Committee carries out its responsibilities pursuant to its written charter. Among other things, the Audit Committee oversees the Company’s financial reporting process and reviews and makes recommendations to the Board concerning the reliability and integrity of the Company’s internal controls, disclosure controls, financial reporting process and legal compliance, and the independence and performance of the Company’s internal and independent auditors. The Company’s management is primarily responsible for the Company’s financial statements and the quality and integrity of the reporting process and systems of internal control. The Company’s independent auditors are responsible for auditing the Company’s financial statements and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended May 31, 2003, with the Company’s management and representatives of the independent auditors. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles in the United States and the independent auditors have expressed an opinion based on their audit activity that the financial statements are in conformance with generally accepted accounting principles in the United States. The Audit Committee is not responsible for the determination that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States (“GAAP”).

The Audit Committee reviewed and discussed with the independent auditors and management the overall scope and plans for the audit and the adequacy of internal controls, and met with the independent auditors without management present to discuss the results of their examinations, their evaluation of the Company’s internal controls, disclosure controls and the overall quality (not just acceptability) of the Company’s accounting policies and financial reporting. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, their independence from the Company and its management, including the matters in the written disclosures furnished by the independent auditors and required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and determined that the non-audit services provided to the Company by the independent auditor are compatible with maintaining the auditors’ independence.

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

A. Robert Abboud, Chairman
James G. Brocksmith, Jr.
James E. Goodwin
Joel D. Spungin

INDEPENDENT AUDITORS

KPMG LLP was engaged as the Company’s independent auditors for Fiscal 2003 principally to perform the annual audit and to render certain other services.

The Audit Committee of the Company’s Board of Directors, after consideration and determination of the independent auditors’ independence in light of all services rendered to the Company, selected KPMG LLP as its independent auditors for the fiscal year ending May 31, 2004. Representatives of that firm are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Audit Fees

The Company’s independent auditor reports to, and is engaged at the direction of, the Audit Committee, with approval by the Board of Directors. Audit Committee pre-approval is required for any non-audit and audit related services to be provided by the independent auditors in excess of $100,000 in the aggregate.

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal Years 2003 and 2002 for audit, audit related, tax, and other services provided by the Company’s independent auditors:

Independent Auditor Fee Schedule

Type of Fees	2003	2002
Audit Fees	$578,000	$582,500
Audit Related Fees[1]	46,500	126,600
Tax Fees[2]	125,100	102,600
All Other Fees[3]	—	12,900
TOTAL	749,600	824,600

1                       Audit related fees include benefit plan audits, SEC Comment Letter review and due diligence assistance.

2                       Tax fees include federal tax return reviews.

3                       All other fees include information technology controls review and summer intern training.

XI. OTHER MATTERS TO BE VOTED UPON

Management knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matters.

XII. STOCKHOLDER PROPOSALS
FOR THE YEAR 2004 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at the Annual Meeting of Stockholders to be held in 2004 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. Under the Company’s By-Laws, in order for a proposal to be eligible for action by the stockholders at and inclusion in the Company’s proxy statement and form of proxy relating to the 2004 Annual Meeting, the stockholder must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than April 11, 2004.

A stockholder proposal submitted outside Rule 14a-8 under the Exchange Act for presentation at the 2003 Annual Meeting will be considered untimely for purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the stockholder proposal is received by the Company after April 11, 2004.

By Order of the Board of Directors

Howard A. Pulsifer
Secretary

August 27, 2003

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK OF AAR CORP., THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM l0-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MAY 31, 2003. REQUESTS SHOULD BE MADE TO MR. HOWARD A. PULSIFER, SECRETARY, AAR CORP., ONE AAR PLACE, 1100 N. WOOD DALE ROAD, WOOD DALE, ILLINOIS 60191, (630) 227-2000.

APPENDIX 1

AAR CORP.
Board of Directors
Audit Committee Charter

Purpose

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities relating to (i) corporate accounting, disclosure and reporting practices and legal and regulatory compliance of the Company, (ii) the quality and integrity of the Company’s financial statements and (iii) the qualifications, independence and performance of the Company’s internal audit function and independent auditors.

Organization

The Audit Committee shall be comprised of not less than three directors of the Company who shall meet the compensation, independence, experience, financial expertise, and other requirements of the New York Stock Exchange and applicable federal and state securities law and regulations. The members of the Audit Committee shall be appointed by the Board from time to time after considering the recommendation of the Nominating & Governance Committee and upon a determination by the Board that the nominees meet all required qualifications for Audit Committee membership.

Committee Authority and Responsibilities

The Audit Committee will maintain flexible policies and procedures and meeting schedules, consistent with the requirements of this Charter and the Company’s by-laws, to enable the Audit Committee to best react to changing circumstances and provide that the Company’s accounting, disclosure and reporting practices are in accordance with applicable legal and regulatory requirements. The Chairman of the Audit Committee may call meetings during the year as necessary, but shall call a meeting at least once each fiscal quarter.

The Committee will provide for free and open communication between the Committee and the Company’s directors, independent auditors, internal auditors and management.

Both the Company’s internal auditors and independent auditor are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company’s shareholders.

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation and oversight of the work (including resolution of disagreements between management and the auditor regarding financial reporting) of the Company’s independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole responsibility for engaging or terminating the relation-ship with the Company’s independent auditors and the independent auditors shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation fees and expenses to the independent auditor for the purpose of rendering an audit report.

The Audit Committee has authority to retain special legal, accounting or other consultants to advise the Audit Committee as they may determine appropriate. The Audit Committee may require any officer or employee of the Company or the Company’s legal counsel or independent auditor to attend committee meetings or to meet with any members of, or consultants to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of all fees and expenses to any advisors employed by the Audit Committee pursuant to its authority under this Charter or applicable law or regulations.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall make regular reports to the Board.

In carrying out its duties and responsibilities, the Audit Committee shall:

1.                Review and assess the adequacy of the Audit Committee charter annually and submit any recommended changes to the Board for approval.

2.                Approve and recommend to the Board for appointment and engage independent auditors that meet NYSE and applicable securities law and regulatory requirements to audit the financial statements of the Company and its divisions and subsidiaries and the Company’s pension plans.

3.                Review written statements from the independent auditors delineating all non-audit relationships between the independent auditors and the Company, review with the independent auditors the effect of any disclosed relationships or services on objectivity and independence of the independent auditors, take appropriate action to ensure the independence of the appointed independent auditors and approve the compensation arrangements and proxy statement disclosures of compensation, fees and expenses paid to independent auditors.

4.                Receive and review, at least annually, a report by the independent auditors describing (i) the auditors internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review of peer group review of the firm or by governmental or professional authorities in the preceding five years relating to an independent audit conducted by the firm and resolution of such issues.

5.                Approve in advance, as a Committee of the whole or by delegation of authority to one or more members of the Committee, any permitted non-audit services performed by the Company’s independent auditor, including tax services, and cause such approval to be disclosed in the Company’s periodic filings as required by applicable regulations.

6.                Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and other applicable laws and regulatory requirements relating to the conduct of the audit.

7.                Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be used; at the conclusion of the year review such audit, including any comments or recommendations of the independent auditors.

8.                Review with the Company’s independent auditors, internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the internal controls and disclosure controls of the Company, and elicit any recommendations for the improvement of such internal control and disclosure control procedures or particular areas where new or more detailed controls or procedures are desirable.

9.                Review the internal audit function of the Company, including its organizational structure, authority and independence of reporting obligations, department budget, qualification of personnel and the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors. Review and concur with the appointment, reassignment or dismissal of the Director of Internal Audit.

10.         Receive, review and discuss with the Company’s independent auditors, and internal auditor as appropriate (i) a summary of significant findings from completed internal audits, together with management’s response, and periodic progress reports, with explanation for any deviations from the original plan; (ii) all critical accounting policies and practices to be used; (iii) all alternative treatments of financial information within GAAP (generally accepted accounting principles) that have been discussed with management, (iv) ramifications of alternative disclosures and treatments, and the treatment preferred by the auditor; and (v) other material written communications between the independent auditor and management.

11.         Review and discuss (i) significant financial risks, (ii) the financial statements, and (iii) the Company’s draft MD&A for the period with management and the independent auditors, prior to issuance of an earnings release or earnings guidance or their filing or distribution to shareholders. Among the items to be discussed are (i) accounting principles, practices and judgments, (ii) whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, and (iii) any changes in accounting principles.

12.         Provide sufficient opportunity for the Committee to meet separately in executive session each quarter with (i) management, (ii) the independent auditors, and (iii) the internal auditor. Among the items to be discussed in these meetings are the auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, the auditors’ judgments about the Company’s accounting principles as applied to its financial reporting; the level of management cooperation that the outside auditors received during the course of the audit; and management’s assessment of the performance of the auditors.

13.         Review the human resources and succession planning of the accounting and financial operations within the Company.

14.         Receive reports concerning the Company’s Assist Line activity and any non-compliance with the Company’s Code of Business Conduct and Ethics by any officers of the Company and approve any waivers therefrom and any “related party” transactions.

15.         Report on significant matters discussed at each Committee meeting to the Board.

16.         Investigate, as appropriate, any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

17.         Prepare an appropriate Audit Committee report to shareholders to be included in the Company’s annual proxy statement that is consistent with applicable law and Securities and Exchange Commission requirements.

18.         Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law and regulations, as the Committee or Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the Company’s independent auditor.

AAR CORP.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8966
EDISON, NJ 08818-8966

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until the day prior to the meeting.

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
1. Log on the the Internet and go to http://www.eproxyvote.com/air 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) 2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark votes as in this example.	6019

The Board of Directors recommends a vote “FOR” item 1 described in the proxy statement:

AAR CORP.

1.                 Election of three Class I directors (nominees:
01 James G. Brocksmith, Jr. 02 Joel D. Spungin,
 03 David P. Storch)

	FOR	WITHHELD
FOR all nominees*	☐	☐	Withhold Authority to vote for all Nominees	If you plan to attend the Annual meeting, please check the box and an admittance card will be mailed to you	☐

☐				Mark box at right if an address change or comment has been noted on reverse side of this card	☐
*(Instructions: to withhold authority to vote for any individual nominee, write that nominee’s name(s) in the space above)

Signature	Date	Signature	Date

(Please sign as name appears hereon. Joint owners should all sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, sign full corporate name by duly authorized officer who adds his or her name and title.)

Dear Stockholder:

We encourage you to submit your proxy for the voting of your shares electronically this year either by telephone or the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears on the reverse side of this card, must be used in order to submit your proxy vote by telephone or the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until the day prior to the meeting.

To submit your proxy vote by Telephone:
Using a touch-tone phone call toll-free: 1-877-PRX-VOTE/1-877-779-8683

To submit your proxy vote by Internet:
Log onto the Internet and go to the website: http://www.eproxyvote.com/air

Note: If you submit your proxy over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

Do not return this Proxy Card if you are submitting your proxy by telephone or the Internet

...

...meeting the needs of the aviation/aerospace industry around the world

• Amsterdam, Netherlands
• Atlanta, Georgia
• Cadillac, Michigan
• Clearwater, Florida
• Frankfort, New York
• Garden City, New York
• Hamburg, Germany
• Hannover, Germany
• Jacksonville, FL
• Livonia, Michigan

• London, England • Los Angeles, CA • Macon, GA • Memphis, Tennessee • Miami, Florida • Mitcham, England • Oklahoma City, Oklahoma • Paris, France • Petropolis, Brazil • Prestwick, Scotland	• Roswell, New Mexico • Sacramento, CA • Singapore • South Glamorgan, Wales • Springtown, Texas • Teterboro, New Jersey • Tokyo, Japan • Tulsa, Oklahoma • Windsor, Connecticut • Wood Dale, Illinois

FOLD AND DETACH HERE

	AAR CORP.	PROXY
P R O X Y

This Proxy is Solicited on Behalf of the Board of Directors for the October 8, 2003 Annual Meeting of Stockholders to be held at AAR CORP.’s headquarters, One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 8, 2003, at 10:00 A.M. (CST).

The undersigned hereby appoints DAVID P. STORCH and HOWARD A. PULSIFER, or either of them, with full power of substitution, as Proxies, and hereby authorized them to represent the undersigned at the 2003 Annual Meeting of Stockholders of AAR CORP. to be held on October 8, 2003, or any adjournment thereof, and to vote all shares of AAR CORP. Common Stock which the undersigned would be entitled to vote if personally present.

	1.	Election of three Class I directors; nominees: James G. Brocksmith, Jr., Joel D. Spungin and David P. Storch (see reverse side); and
AS TO EACH ITEM SET FORTH ON THE REVERSE HEREOF, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE AND, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.
	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(Continued and to be dated and signed on reverse side.)